Exhibit 10.13

MONEYGRAM INTERNATIONAL, INC.
DIRECTOR’S CHARITABLE MATCHING PROGRAM

     The Director’s Charitable Matching Program provides for corporate matching of charitable contributions made by nonemployee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year.